HEALTHY EXTRACTS INC.

LINE OF CREDIT PROMISSORY NOTE

Up to $82,500.00	September 1, 2023

FOR VALUE RECEIVED, Healthy Extracts Inc., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to Jay Decker, or his successors or assigns (the “Holder”), in immediately available funds, the total principal sum of up to Eighty Two Thousand Five Hundred Dollars ($82,500.00) (the “Maximum Amount”), in accordance with the terms of this Line of Credit Promissory Note (this “Note”). The principal hereof and any unpaid accrued interest thereon shall be due and payable to Holder in accordance with Section 2, below (unless such payment date is accelerated as provided in Section 5 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof. Each loan advance by the Holder will subject to a ten percent (10%) original issue discount (“OID”), and further, interest shall accrue at the rate of ten percent (10.0%) per annum, calculated and accrued monthly (the “Interest Rate”) on the unpaid principal balance of this Note (after taking into account the OID) from the date funds have been advanced and shall continue to accrue until all unpaid principal and interest is paid in full.

1.LINE OF CREDIT. From time to time, as agreed between the Company and Holder, the Holder shall deposit funds with the Company (each a “Loan Advance”), up to the Maximum Amount. Each Loan Advance shall be recorded and updated on the schedule (the “Schedule”) on Exhibit A, which is attached hereto and incorporated herein. The Holder and the Company must initial each Loan Advance for it to become an obligation of the Company, and any loans or other advances made by Holder to the Company which are not recorded on the Schedule will not be considered a part of this Note.

2.REPAYMENT:  On January 1, 2024 (the “Maturity Date”), the Company shall pay the entire principal and interest accrued in immediately available funds of the Company.

3.PREPAYMENT. The Company may prepay all or any part of the principal balance of this Note, in whole or in part, at any time.

4.TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by either party without the express written consent of the other party. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets, and all principal and accrued interest shall become immediately due and payable. In the event of a Reorganization Event, the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.

5.DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a)The non-payment, when due, of any principal or interest pursuant to this Note;

(b)The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 5(b), the Holder shall notify the Company in writing of such breach and the Company shall have five (5) business days after notice to cure such breach;

(c)The breach of any covenant or undertaking, not otherwise provided for in this Section 5;

(d)The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable; provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

6.ARBITRATION. If a dispute or claim shall arise between the parties with respect to any of the terms or provisions of this Note, or with respect to the performance by any of the parties under this Note, then the parties agree that the dispute shall be arbitrated in Clark County, Nevada, before a single arbitrator, in accordance with the rules of the American Arbitration Association (“AAA”). The arbitrator shall have no power to alter or modify any express provisions of this Note or to render any award that by its terms affects any such alteration or modification. The parties to the arbitration may agree in writing to use different rules and/or arbitrator(s). The parties agree that the judgment award rendered by the arbitrator shall be considered binding and may be entered in any court having jurisdiction as stated in Section 9 of this Note. Alternatively, the parties agree to consider mediation prior to arbitration should a dispute arise. The provisions of this Section shall survive the termination of this Note.

7.NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier (with delivery confirmed). Notice shall be deemed to have been received on the date and time of personal or overnight delivery if received during normal business hours of the recipient; if not, then on the next business day. Notices shall be sent as follows:

If to the Company:	Healthy Extracts Inc.
7375 Commercial Way, Suite 125
Henderson, NV 89011
Attn: Duke Pitts
Email: duke@bergametna.com

If to the Holder:	Jay Decker
11250 Longwater Chase Ct
Ft. Meyers 33908
Email: deckerjay@comcast.net

8.REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

(a)Organization, Good Standing, and Power. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery, and performance of this Note by the Company has been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

9.CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of the courts of the State of Nevada and of any state and federal court located in Clark County, Nevada.

10.GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

11.ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or affecting the enforcement of the Holder’s rights, including reasonable attorney's fees, whether or not suit is instituted.

12.CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable, or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

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IN WITNESS WHEREOF, the below parties signed and sealed this Note as of date written above.

“Company”		“Holder”

Healthy Extracts Inc.,
a Nevada corporation

/s/ Kevin “Duke” Pitts		/s/ Jay Decker
By:	Kevin “Duke” Pitts	Jay Decker
Its:	President

Exhibit A

Schedule

Schedule of Loan Advances (Additional Sheets may be Attached if Necessary)

Date of Funding	Amount of Funding	OID (10%)	Amount Owed by Company	Total of All Loan Amounts Owed by Company Under this Note (Excluding Interest)	Initials of Holder	Initials of Authorized Company Representative
September 1, 2023	$25,000.00	$2,500.00	$27,500.00	$27,500.00

A-1